Exhibit 23.1 Exhibit 23

Consent of Independent Registered Public Accounting Firm

Lane Gorman Trubitt, L.L.P.
Accountants & Advisors

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Proxy Statement of Platinum Research Organization, Inc. of our report, dated June 5, 2006, relating to our audits of the consolidated financial statements of Platinum Research Organization, L.P. and Subsidiary and our report, dated June 5, 2006, relating to our audits of the financial statements of Platinum Research and Development, L.L.C.

We consent to the use in this Proxy Statement of Platinum Research Organization, Inc. of our report, dated November 28, 2006 relating to our reviews of the consolidated financial statements of Platinum Research Organization, L.P. and Subsidiary.

We also consent to the reference to our firm under the caption "Independent Accountants" in such Proxy Statement.

/s/ Lane Gorman Trubitt, L.L.P.

Lane Gorman Trubitt, L.L.P.

Dallas, Texas
February 5, 2007

Members: AICPA. The Leading Edge Alliance, Kreston International
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